SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )
                                 ---------------

Filed by the Registrant |_|
Filed by a Party other than the Registrant |X|

Check the appropriate box:
|_|   Preliminary Proxy Statement
|_|   Confidential, For Use of the Commission Only (as permitted by
                                             Rule 14a-6(e)(2))

|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|X|   Soliciting Material Pursuant to Rule 14a-12

                          United Investors Realty Trust
           ----------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                   The Committee to Restore Shareholder Value
           ----------------------------------------------------------
    (Name of Person( ) Filing Proxy Statement, if Other Than the Registrant)

                                 ---------------

Payment of Filing Fee (Check the appropriate box):
|X|   No fee required
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      (1) Title of each class of securities to which transaction applies:

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      (2)   Aggregate number of securities to which transaction applies:

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      (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4)   Proposed maximum aggregate value of transaction:

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      (5)   Total fee paid:

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      |_|   Fee paid previously with preliminary materials:

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      |_|   Check box if any part of the fee is offset as provided by Exchange
            Act Rule 0-1l(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount Previously Paid: $

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      (2)   Form, Schedule or Registration Statement No.:

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      (3)   Filing Party:

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      (4)   Date Filed:

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THE COMMITTEE TO RESTORE SHAREHOLDER VALUE
c/o Mackenzie Partners
156 Fifth Avenue, New York, NY 10010,
Telephone - (800) 322-2885 (toll free)
www.UIRTShareholders.com

FOR IMMEDIATE RELEASE

                     SHAREHOLDER COMMITTEE LAUNCHES WEBSITE
                             FOR UIRT PROXY CONTEST

New York, April 18, 2001 - The Committee To Restore Shareholder Value (the "Committee") announced today that its has launched its website www.UIRTShareholders.com in order to communicate with shareholders of United Investors Realty Trust (Nasdaq: UIRT)(PCX: UIR) in connection with certain of its proposals to be voted upon at the upcoming Annual Meeting of Shareholders to be held on Wednesday, May 30, 2001, at the JW Marriott Hotel at 5150 Westheimer, Houston, Texas 77056 at 9:00 a.m. Houston time.

In general, the Proxy Statement of the Committee, once available, will seek the vote of all shareholders of UIRT for the amendment to Section 3.3 of UIRT's By-Laws, as well as the vote for all Trust Manager nominees recommended for election by the Committee, who will serve until they are duly elected and qualify. Once available, copies of the Committee's definitive Proxy Statement may be obtained for free, along with all other relevant documents, from the Committee's solicitation agent, Mackenzie Partners, 156 Fifth Avenue, New York, NY 10010, (800) 322-2885 (toll free), at the Committee's website www.UIRTShareholders.com, or from the Securities and Exchange Commission (the "Commission"), at their website, www.sec.gov.

The participants to this solicitation (the "Participants") are set forth in the Preliminary Proxy Statement which was filed by the Committee on March 29, 2001 with the Commission. The Committee is comprised of members that are significant shareholders of UIRT who continue to be unhappy with the performance of UIRT and believe there is a need for a change in the leadership and direction of UIRT. The Committee was formed in order to consider pursuing various alternative courses of action with respect to the management and operations of UIRT with a view towards increasing shareholder value.

            READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT
                         CONTAINS IMPORTANT INFORMATION.
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